Exhibit T3A-10

ARTICLES OF INCORPORATION

FILED
In the Office of the
Secretary of State of Texas
MAY 20 1994
Corporations Section

STATE OF TEXAS)
)
COUNTY OF RANDALL)

To Secretary of State of the State of Texas:

We, the undersigned Incorporators, Malone Mitchell, and Amy Mitchell, being legally competent to enter into contracts, for the purpose of forming a corporation under the laws of the state of Texas do hereby adopt the following Articles of Incorporation:

ARTICLE ONE

The name of the corporation is Alsate Exploration, Inc.

ARTICLE TWO

The period of the corporation's duration is perpetual.

ARTICLE THREE

The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is One Million (1,000,000) shares of one dollar ($1.00) par value.

ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of shares consideration of the value of not less than One Thousand Dollars ($1,000.00) consisting of money, labor done, or property actually received.

ARTICLE SIX

The street address of the corporation's initial registered office is 3901 S. Bell, Amarillo, TX 79109 and the name of it's initial registered agent at that address is Malone Mitchell. The mailing address of the corporation is P. O. Box 19068, Amarillo, TX 79114.

ARTICLE SEVEN

The number of directors constituting the initial board of directors is two (2), and the name and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

Malone Mitchell, 6811 Lost Canyon Dr., Amarillo, TX 79124, and Amy Mitchell, 6811 Lost Canyon Dr., Amarillo, TX 79124.

ARTICLE EIGHT

The name and address of the incorporators are: Malone Mitchell, 6811 Lost Canyon Dr., Amarillo, TX 79124, and Amy Mitchell, 6811 Lost Canyon Dr., Amarillo, TX 79124.

INCORPORATOR

INCORPORATOR

STATE OF TEXAS)

COUNTY OF RANDALL)

BEFORE ME, a notary public, on this day personally appeared Malone Mitchell, known to me to be the person whose name is subscribed to the foregoing document and being by me first duly sworn, declared that the statements therein contained are true and correct.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 9th day of May, A.D., 1994.

Ricki Alexander
Notary Public in and for
State of Texas
My Commission expires 8/14/97

STATE OF TEXAS)

COUNTY OF RANDALL)

BEFORE ME, a notary public, on this day personally appeared Amy Mitchell, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 9th day of May, A.D., 1994.

Ricki Alexander
Notary Public in and for
State of Texas
My Commission expires 8/14/97

LSV-CH

The State of Texas

Secretary of State

CERTIFICATE OF INCORPORATION

OF

ALSATE EXPLORATION, INC.
CHARTER NUMBER 01313205

THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF INCORPORATION FOR THE ABOVE NAMED CORPORATION HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

ACCORDINGLY, THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION.

ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.

DATED MAY 20, 1994

EFFECTIVE MAY 20, 1994

Secretary of State

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

OF

ALSATE EXPLORATION, INC.

Pursuant to Article 4.04 of the Texas Business Corporation Act, ALSATE EXPLORATION, INC., a Texas corporation (the "Company") hereby amends its Articles of Incorporation as follows:

1. The name of the corporation is Alsate Exploration, Inc.

2. Article One of the original Articles of Incorporation of the Company is amended to read as follows:

ARTICLE ONE

The name of the corporation is ALSATE MANAGEMENT AND INVESTMENT COMPANY.

3. The sole shareholder of the Company adopted this amendment to the Articles of Incorporation on September 18, 2000.

4. The number of shares outstanding and the number of shares entitled to vote on the amendment to the Articles of Incorporation of the Company was 1,000,000 shares.

5. All the shares of the Company, being 1,000,000 shares, voted for this amendment to the Articles of Incorporation.

EXECUTED this 18th day of September, 2000.

ALSATE EXPLORATION, INC.

By: ______________________
N. Malone Mitchell 3rd, President

SUBSCRIBED AND SWORN TO BEFORE ME this 20th day of September, 2000, to certify which witness my hand and official seal.

TERI RUSSELL
Notary Public, State of Texas
My Commission Expires
June 30, 2003

Teri Russell

Notary Public, State of Texas

G:\data\7622\00006\articles of amendment.alsate.doc

AM -AM(NC)

The State of Texas

Secretary of State

CERTIFICATE OF AMENDMENT

FOR

ALSATE MANAGEMENT AND INVESTMENT COMPANY

FORMERLY

ALSATE EXPLORATION, INC.
CHARTER NUMBER 01313205

THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF AMENDMENT FOR THE ABOVE NAMED ENTITY HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

ACCORDINGLY THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF AMENDMENT.

DATED OCT. 11, 2000

EFFECTIVE OCT. 11, 2000

Elton Bomer, Secretary of State

FILED
In the Office of the
Secretary of State of Texas

DEC 14 2006

Corporations Section

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
ALSATE MANAGEMENT AND INVESTMENT COMPANY

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its amended articles of incorporation:

ARTICLE ONE

The name of the corporation is Alsate Management and Investment Company.

ARTICLE TWO

The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on December 13, 2006.

The amendment alters or changes Article One of the original Articles of Incorporation to change the name of the corporation to SandRidge Operating Company so that as amended, Article One shall read in its entirety as follows:

"ARTICLE ONE

The name of the corporation is SandRidge Operating Company"

The sole shareholder of the Company adopted this amendment to the Articles of Incorporation on December 13, 2006.

The number of shares outstanding and the entitled to vote on Amendment to the Articles of Incorporation was 1,000,000 shares.

All of the shares of the Company, being 1,000,000, voted for this Amendment to the Articles of Incorporation.

DATED: December 13, 2006

Alsate Management and Investment Company

By: ______________________
Matthew McCann
Vice President and Secretary

Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Roger Williams
Secretary of State

Office of the Secretary of State

CERTIFICATE OF AMENDMENT
OF

SandRidge Operating Company
131320500

[formerly: ALSATE MANAGEMENT AND INVESTMENT COMPANY]

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Amendment for the above named entity have been received in this office and have been found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law hereby issues this Certificate of Amendment.

Dated: 12/14/2006
Effective: 12/14/2006

Roger Williams
Secretary of State